EXHIBIT 4.3

LINDE INC.

Debt Securities

Indenture

Dated as of [__]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

CROSS-REFERENCE TABLE

This Cross-Reference Table is not a part of the Indenture.

TIA Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(b)	7.08; 7.10; 11.02
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	11.03
(c)	11.03
313(a)	7.06
(b)(1)	N.A.
(b)(2)	7.06
(c)	11.02
(d)	7.06
314(a)	4.03; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
315 (a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.11
316 (a)(last sentence)	11.06
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
317 (a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318 (a)	11.01

N.A. means Not Applicable.

-i-

-ii-

-iii-

INDENTURE, dated as of [__] (the “Base Indenture”), by and among LINDE INC., a Delaware corporation (the “Issuer”), LINDE PLC, a public limited company incorporated under the laws of Ireland (with registration number 606357) (the “Company”), each of the Guarantors from time to time party hereto in respect of a particular Series of Securities (each as defined in Section 1.01 below) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s debt securities issued under this Base Indenture:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acceptable Funds” means (i) in the case of Securities denominated in Dollars, (a) Dollars, (b) U.S. Government Obligations or (c) a combination of clauses (a) and (b) and (ii) in the case of Securities denominated in a Foreign Currency, (a) such Currency, (b) Foreign Government Obligations or (c) a combination of clauses (a) and (b); provided that in the case of clauses (i)(b), (i)(c), (ii)(b) and (ii)(c), such amounts shall be accompanied by an opinion of an Independent Financial Firm certifying to the sufficiency of such amounts delivered.

“Affiliate” means, when used with reference to a specified person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Person specified.

“Agent” means any Registrar, Paying Agent or co-Registrar or agent for service of notices and demands.

“Authorizing Resolution” means a resolution adopted by the Board of Directors or by an Officer or committee of Officers pursuant to Board delegation authorizing a Series of Securities.

“Bankruptcy Law” means Title 11, U.S. Code or any similar U.S. Federal or State law or any similar non-U.S. law for the relief of debtors.

“Board of Directors” or “Board” means the Board of Directors of the Issuer or any duly authorized committee thereof.

“Board Resolution” means a resolution adopted by the Board of Directors or any committee, officer or employee of the Issuer authorized to take such action by a Board Resolution.

“Clearstream” means Clearstream Banking S.A., or its successors.

“Company” means Linde plc, a public limited company incorporated under the laws of Ireland (with registration number 606357), and its successors.

“Consolidated Net Tangible Assets” means, at any time of determination, the total Net Tangible Assets of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of the date of the Company’s last published consolidated balance sheet preceding the time of determination.

“Consolidated Subsidiary” means, with respect to any Person, at any date, any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

“control” means, when used with respect to any Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Currency” means Dollars or Foreign Currency.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or a similar official under any Bankruptcy Law.

“Debt” of any Person means at any date, without duplication, to the extent required in accordance with generally accepted accounting principles to be included in the financial statements of such Person or the footnotes thereto:

(i) all obligations of such Person for borrowed money;

(ii) all obligations of such Person evidenced by bonds, debentures or notes;

(iii) all obligations of such Person for installment purchase transactions involving the purchase of property or services over $5,000,000 for any particular transaction, except trade accounts payable and expense accruals arising in the ordinary course of business;

(iv) all obligations of such Person as lessee which are capitalized on a balance sheet in accordance with generally accepted accounting principles;

(v) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit; and

(vi) all Debt of others the payment of which is guaranteed by such Person.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Securityholder thereof.

“Depositary” means, with respect to Securities of any Series which the Issuer shall determine will be issued in whole or in part as a Global Security, DTC, another clearing agency, or any successor registered as a clearing agency under the Exchange Act, and any other applicable U.S. or foreign statute or regulation, which, in each case, shall be designated by the Issuer pursuant to Section 2.01.

“Dollars” and “$” mean United States Dollars.

“DTC” means The Depository Trust Company, New York, New York.

“Electronic Means” means the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with this Indenture.

“Electronic Notice” means notice through telecopy, telegraph, telex, facsimile, transmission, internet, e-mail or other electronic means of communication, capable of making a written record.

“Euro” means the lawful currency of the member states of the European Monetary Union that have adopted or that adopt the single currency in accordance with the Treaty on the Functioning of the European Union, as amended by the Treaty on European Union.

“Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear System.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Foreign Currency” means a currency, currency unit or composite currency, including the Euro, issued by the government of one or more countries other than the United States or by any recognized confederation or association of such governments or a composite currency the value of which is determined by reference to the values of the currencies of any group of countries.

“Foreign Government Obligation” means, in relation to Securities denominated in a currency other than Dollars, (x) any security which is (i) a direct obligation of the government that issued such Currency for the payment of which full faith and credit of such government is pledged or, with respect to Securities of any Series which are denominated in euro, a direct obligation of any member nation of the European Union for the payment of which obligation the full faith and credit of the respective nation is pledged so long as such nation has a credit rating at least equal to that of the highest rated member nation of the European Economic Area or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality for such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case of (i) or (ii), are not callable or redeemable at the option of the issuer thereof and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Foreign Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Foreign Government Obligation which is so specified and held; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

“Funded Debt” means any obligation for the payment of borrowed money with an initial term longer than one year.

“GAAP” means generally accepted accounting principles set forth in the accounting standards codification of the Financial Accounting Standards Board or in such other statements by such or any other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date of this Base Indenture.

“German Guarantor” means, Linde GmbH, a wholly owned subsidiary of the Company organized under the laws of Germany.

“Global Security” means, with respect to any Series of Securities, a Security executed by the Issuer, authenticated by the Trustee and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture, which shall be registered in the name of the Depositary or its nominee.

“Governmental Authority” means the government of the United States, Ireland, the United Kingdom or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means the guarantee of the payment obligations with respect to Securities of any applicable Series by each Guarantor thereof under this Indenture.

“Guarantors” means with respect to any Series (i) the Company, (ii) the Company’s Subsidiaries signatory to the supplemental indenture or specified in the Authorizing Resolution with respect to such Series as the initial Guarantors of such Series, and (iii) each of the Company’s Subsidiaries that becomes a Guarantor of such Series pursuant to the provisions of this Indenture, in each case until released from its Guarantee pursuant to the provisions of this Indenture.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Base Indenture as amended or supplemented from time to time, including pursuant to any Authorizing Resolution or supplemental indenture pertaining to any Series, and including, for all purposes of this instrument and any such Authorizing Resolution or supplemental indenture, the provisions of the TIA that are deemed to be a part of and govern this Base Indenture and any such Authorizing Resolution or supplemental indenture, respectively.

“Independent Financial Firm” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.

“Issue Date” means, with respect to any Series of Securities, the date on which the Securities of such Series are originally issued under this Indenture.

“Issuer” means Linde Inc., a corporation formed under the laws of the State of Delaware and a wholly owned subsidiary of the Company.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge or security interest in respect of such asset.

“Linde Finance” means Linde Finance B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands with its corporate seat (statutaire zetel) at Amsterdam, the Netherlands, having its registered office at 43 Fitzwilliam Square West, Dublin 2, Ireland. It is registered with the Dutch trade register of the Chamber of Commerce under number 34115238, and registered with the Irish Companies Registration Office under number 909743, and is a tax resident of Ireland and is a wholly owned subsidiary of the Company.

“Material Subsidiary” means, with respect to any Series of Securities, (i) each Obligor in respect of such Series of Securities and (ii) any one or more Wholly-Owned Subsidiaries of the Company having combined Net Tangible Assets representing more than 10% of Consolidated Net Tangible Assets.

“Net Tangible Assets” means, as to any Person, its gross assets, net of depreciation and other proper reserves, less its goodwill and other intangible assets.

“NYUCC” means the New York Uniform Commercial Code, as in effect from time to time.

“Obligor” means, with respect to any Series of Securities, the Issuer and the Guarantor(s) of such Securities or any Guarantee thereof.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, the Controller or the General Counsel of the Issuer or a Guarantor, as applicable (or, their equivalent under local law, including if the concept of “officer” is not applicable, a director).

“Officers’ Certificate” means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or an Assistant Secretary of the Issuer.

“Opinion of Counsel” means a written opinion from legal counsel, which may be subject to customary assumptions and qualifications. The counsel may be an employee of or counsel to an Obligor.

“Participant” with respect to the Depositary, Euroclear or Clearstream, means a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Jurisdiction” means United States of America, the United Kingdom, any member state of the European Union, Bermuda, Cayman Islands, British Virgin Islands, Gibraltar, the British Crown Dependencies, any member country of the Organization for Economic Co-operation and Development, or any political subdivision of any of the foregoing.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“principal” of a debt Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Registration Statement” means the Company’s Registration Statement on Form S-3 under the Securities Act filed on May 3, 2023, as such Registration Statement may be amended from time to time.

“Restricted Property” means any property of the Company or any Material Subsidiary that in the opinion of the board of directors of the Company is a principal manufacturing property.

“SEC” means the Securities and Exchange Commission or any successor agency performing the duties now assigned to it under the TIA.

“Securities” means any Securities that are issued under this Base Indenture.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Series” means a series of Securities established under this Base Indenture.

“Subsidiary” with respect to any Person means any corporation or other entity of which such Person directly or indirectly owns a majority of the securities or other ownership interests having ordinary voting power to elect the board of directors or other persons performing similar functions. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Guarantor” means each Guarantor other than the Company.

“Surviving Person” means (i) in the case of a merger or consolidation, the Person surviving, or continuing after, such merger or consolidation, (ii) in the case of an amalgamation, the Person formed by such amalgamation and (iii) in the case of a transfer of all or substantially all assets, the Person to whom such assets are transferred.

“TIA” means the Trust Indenture Act of 1939, as in effect from time to time, except as otherwise provided herein.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject.

“Trustee” means, with respect to any Series of Securities, the Person named as the “Trustee” for such Series of Securities pursuant to Section 2.01 of this Indenture until a successor Trustee shall have become such with respect to such Series of Securities pursuant to the applicable provisions of this Indenture; provided, however, that if at any time there is more than one Trustee under this Indenture, unless the context provides otherwise, references to “Trustee” are solely to the Trustee for the applicable Series of Securities.

“United States” or “U.S.” means the United States of America.

“U.S. Government Obligations” means direct obligations of the United States of America which have the full faith and credit of the United States of America pledged for payment and which are not callable at the applicable issuer’s option, or certificates representing an ownership interest in such obligations.

“Wholly-Owned Subsidiary” means, with respect to any Person, any Subsidiary all of the shares of capital stock or other ownership interests of which (except for qualifying shares held by directors or foreign nationals in accordance with applicable law) are at the time owned by such Person and/or one or more other Wholly-Owned Subsidiaries.

Section 1.02 Other Definitions.

Defined
Term	in Section
Adjusted Net Assets	9.05
Agent Members	2.15
Authenticating Agent	2.02
Authorized Officers	11.02
Base Indenture	Preamble
Business Day	11.07
Company Guarantee	9.01
Covenant Defeasance	8.01
Designated Currency	2.18
Event of Default	6.01
Funding Guarantor	9.05
Guarantees	9.01
Increased Amount	4.05
Legal Defeasance	8.01
Paying Agent	2.03
Registrar	2.03
Security Register	2.03
Senior Officer	4.03
Subsidiary Guarantee	9.01
Triggering Lien	4.05

Section 1.03 Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Securities of a particular Series.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer, each of the Guarantors, or any other obligor on the Securities of a Series or any Guarantees thereof.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings so assigned to them.

Section 1.04 Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein;

(2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting determinations shall be made in accordance with GAAP;

(3) “or” is not exclusive and “including” means “including without limitation”;

(4) words in the singular include the plural, and in the plural include the singular;

(5) “herein,” “hereof” and “hereunder,” and other words of similar import, refer to this Indenture as a whole (including any Authorizing Resolution or supplemental indenture relating to the relevant Series) and not to any particular Article, Section or other subdivision;

(6) all exhibits are incorporated by reference herein and expressly made a part of this Indenture; and

(7) any transaction or event shall be considered “permitted by” or made “in accordance with” or “in compliance with” this Indenture or any particular provision thereof if such transaction or event is not expressly prohibited by this Indenture or such provision, as the case may be.

ARTICLE TWO

THE SECURITIES

Section 2.01 Form and Dating.

The aggregate principal amount of Securities that may be issued under this Base Indenture is unlimited. The Securities may be issued from time to time in one or more Series. Each Series shall be created by an Authorizing Resolution or a supplemental indenture that establishes the terms of the Series, which may include the following:

(1) the title of the Series;

(2) the aggregate principal amount (or any limit on the aggregate principal amount) of the Series and, if any Securities of a Series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

(3) the interest rate or method of calculation of the interest rate;

(4) the date from which interest will accrue;

(5) the record dates for interest payable on Securities of the Series;

(6) the dates when, places where and manner in which principal and interest are payable;

(7) the Trustee, the Registrar and Paying Agent;

(8) the terms of any mandatory (including any sinking fund requirements) or optional redemption by the Issuer;

(9) the terms of any redemption at the option of Holders;

(10) the permissible denominations in which Securities of such Series are issuable, if different from (x) $2,000 and multiples of $1,000 in excess thereof if such Securities are denominated in Dollars or (y) €100,000 and whole multiples of €1,000 in excess thereof if such Securities are denominated in Euros;

(11) whether Securities of such Series will be issued in registered or bearer form and the terms of any such forms of Securities;

(12) whether the Securities of the Series shall be issued in whole or in part in the form of a Global Security or Securities, the terms and conditions, if different from those contained in this Base Indenture, upon which such Global Security or Securities may be exchanged in whole or in part for Definitive Securities; the Depositary and its Participants for such Global Security or Securities; the form of any legend or legends, if any, to be borne by any such Global Security or Securities in addition to or in lieu of the legends referred to in Section 2.15;

(13) the Currency or Currencies (including any composite Currency) in which principal or interest or both may be paid;

(14) if payments of principal or interest may be made in a Currency other than that in which Securities of such Series are denominated, the manner for determining such payments;

(15) provisions for electronic issuance of Securities or issuance of Securities of such Series in uncertificated form;

(16) any Events of Default, covenants and/or defined terms in addition to or in lieu of those set forth in this Base Indenture;

(17) whether and upon what terms Securities of such Series may be defeased or discharged if different from the provisions set forth in this Base Indenture;

(18) the form of the Securities of such Series, which, unless the Authorizing Resolution or supplemental indenture otherwise provides, shall be in the form of Exhibit A;

(19) any terms that may be required by or advisable under applicable law;

(20) the percentage of the principal amount of the Securities of such Series which is payable if the maturity of the Securities of such Series is accelerated in the case of Securities issued at a discount from their face amount;

(21) whether Securities of such Series will or will not have the benefit of Guarantees and the Company’s Subsidiaries that will be the initial Guarantors of such Series;

(22) whether the Securities of the Series will be convertible into or exchangeable for other Securities, common or ordinary shares or other securities of any kind of the Issuer or another obligor, and, if so, the terms and conditions upon which such Securities will be so convertible or exchangeable, including the initial conversion or exchange price or rate or the method of calculation, how and when the conversion price or exchange ratio may be adjusted, whether conversion or exchange is mandatory, at the option of the holder or at the Issuer’s option, the conversion or exchange period, and any other provision in relation thereto; and

(23) any other terms in addition to or different from those contained in this Base Indenture applicable to such Series.

All Securities of one Series need not be issued at the same time and, unless otherwise provided, a Series may be reopened for issuances of additional Securities of such Series pursuant to an Authorizing Resolution, an Officers’ Certificate or in any indenture supplemental hereto.

The creation and issuance of a Series and the authentication and delivery thereof are not subject to any conditions precedent other than as set forth in this Indenture.

Section 2.02 Execution and Authentication.

One Officer shall sign the Securities for the Issuer by manual, electronic or facsimile signature. Each Guarantor shall execute the Guarantee in the manner set forth in Section 9.07.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall nevertheless be valid.

A Security shall not be valid until the Trustee manually or electronically signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Base Indenture.

The Trustee shall authenticate Securities for original issue upon receipt of an Officers’ Certificate and Opinion of Counsel of the Issuer. Each Security shall be dated the date of its authentication.

The Trustee may appoint an agent reasonably acceptable to the Issuer to authenticate the Definitive Securities and the Global Securities, as applicable (the “Authenticating Agent”). Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by the Authenticating Agent. An Authenticating Agent has the same rights as a Paying Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03 Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (“Registrar”), an office or agency where Securities may be presented for payment (“Paying Agent”) and an office or agency where notices and demands to or upon the Issuer in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange (the “Security Register”). The Issuer may have one or more co-Registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Base Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall promptly notify the Trustee in writing of the name and address of any such Agent and the Trustee shall have the right to inspect the Securities Register at all reasonable times to obtain copies thereof, and the Trustee shall have the right to rely upon such register as to the names and addresses of the Holders and the principal amounts and certificate numbers thereof. If the Issuer fails to maintain a Registrar or Paying Agent or fails to give the foregoing notice, the Trustee shall act as such.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

Section 2.04 Paying Agent to Hold Money in Trust.

Each Paying Agent shall hold in trust for the benefit of Securityholders and the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Securities, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Issuer, the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon doing so the Paying Agent shall have no further liability for the money. All payments due in respect of Securities represented by a Global Security shall be made to, or to the order of, the holder of the Global Security, subject to and in accordance with the provisions of the Global Security.

Section 2.05 Securityholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer at its sole expense shall furnish to the Trustee at least five (5) Business Days before each semiannual interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

Section 2.06 Transfer and Exchange.

Where a Security is presented to the Registrar or a co-Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(a) of the NYUCC are met and the other provisions of this Section 2.06 are satisfied. Where Securities are presented to the Registrar or a co-Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit transfers and exchanges, the Trustee shall authenticate Securities at the Registrar’s request. The Registrar need not transfer or exchange any Security selected for redemption or repurchase, except the unredeemed or repurchased part thereof if the Security is redeemed or repurchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or repurchased. Any exchange or transfer shall be without charge, except that the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto except in the case of exchanges pursuant to Sections 2.09, 3.06, or 10.05 not involving any transfer.

Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

Section 2.07 Replacement Securities.

If the Holder of a Security claims that the Security has been lost, destroyed, mutilated or wrongfully taken, the Issuer shall issue and execute a replacement security, the Guarantors shall execute the related Guarantee and, upon written request of any Officer of the Issuer, the Trustee shall authenticate such replacement Security, provided, in the case of a lost, destroyed or wrongfully taken Security, that the requirements of Section 8-405 of the NYUCC are met. If any such lost, destroyed, mutilated or wrongfully taken Security shall have matured or shall be about to mature, the Issuer may, instead of issuing a substitute Security therefor, pay such Security without requiring (except in the case of a mutilated Security) the surrender thereof. An indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee and any Agent from any loss which any of them may suffer if a Security is replaced, including the acquisition of such Security by a bona fide purchaser, must be delivered by the Holder seeking a replacement security. The Issuer and the Trustee may charge for its expenses in replacing a Security.

Section 2.08 Outstanding Securities.

Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it and those described in this Section 2.08. A Security does not cease to be outstanding because the Issuer, any Guarantor or one of their Affiliates holds the Security.

If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a “protected purchaser” (as such term is defined in the NYUCC).

If the Paying Agent holds on a redemption date, purchase date or maturity date money sufficient to pay Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

Subject to the foregoing provisions of this Section 2.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.09 Temporary Securities.

Until definitive Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and, upon surrender for cancellation of the temporary Security, the Issuer and the Guarantors shall execute and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities authenticated and delivered hereunder.

Section 2.10 Cancellation.

The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, redemption, purchase or payment. The Trustee shall cancel and destroy, or retain in accordance with its standard retention policy, all Securities surrendered for registration of transfer, exchange, redemption, purchase, payment or cancellation. Unless the Authorizing Resolution or supplemental indenture so provides, the Issuer may not issue new Securities to replace Securities that it has previously paid or delivered to the Trustee for cancellation.

Section 2.11 Defaulted Interest.

If the Issuer defaults in a payment of interest on the Securities of any Series, it shall pay the defaulted interest, plus any interest payable on the defaulted interest (at the rate borne by the Securities unless otherwise provided in an Authorizing Resolution or supplemental indenture) to the persons who are Securityholders of such Series on a subsequent special record date. The Issuer shall fix such special record date and a payment date which shall be reasonably satisfactory to the Trustee. At least 15 days before such special record date, the Issuer shall mail to each Securityholder of the relevant Series a notice that states the record date, the payment date and the amount of defaulted interest to be paid. On or before the date such notice is mailed, the Issuer shall deposit with the Paying Agent money sufficient to pay the amount of defaulted interest to be so paid. The Issuer may pay defaulted interest in any other lawful manner if, after notice given by the Issuer to the Trustee of the proposed payment, such manner of payment shall be deemed practicable by the Trustee.

Section 2.12 Treasury Securities.

In determining whether the Holders of the required principal amount of Securities of a Series have concurred in any direction, waiver, consent or notice, Securities owned by the Issuer, the Guarantors or any of their respective Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the a Trust Officer actually knows are so owned shall be so considered.

Section 2.13 CUSIP/ISIN/Common Code Numbers.

The Issuer in issuing the Securities of any Series may use a “CUSIP,” “ISIN” and/or “Common Code” or other similar number, and if so, the Trustee shall use the CUSIP, ISIN and/or Common Code or other similar number in notices of redemption or exchange as a convenience to Holders of such Securities; provided that no representation is hereby deemed to be made by the Trustee as to the correctness or accuracy of any such CUSIP, ISIN and/or Common Code or other similar number printed in the notice or on such Securities, and that reliance may be placed only on the other identification numbers printed on such Securities. The Issuer shall promptly notify the Trustee of any change in any CUSIP, ISIN and/or Common Code or other similar number.

Section 2.14 Deposit of Moneys.

Prior to 11:00 a.m. (local time at the office of the respective Paying Agent) on each interest payment date and maturity date with respect to each Series of Securities, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments due on such interest payment date or maturity date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders of such Series on such interest payment date or maturity date, as the case may be.

Section 2.15 Book-Entry Provisions for Global Security.

(a) Any Global Security of a Series initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear any required legends.

Members of, or Participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, the Trustee as its custodian or under Global Securities, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Securities for all purposes whatsoever. The Issuer and the Trustee (or any agent of the Issuer or Trustee) shall have no responsibility or obligation with respect to (a) the accuracy of the records of the Depositary or any Agent Member with respect to any ownership interest in the Securities, (b) the delivery to any Agent Member or any other person, other than a Securityholder, as shown on the registration books, of any notice with respect to the Securities, including any notice of redemption, (c) the payment to any Agent Member or any other person, other than a Securityholder as shown in the registration books, of any amount with respect to principal of, or interest on, the Securities, or (d) any other aspect of the relationship between the Depositary and its Participants or the relationship between such Participants and the owners of beneficial interests in the

Global Securities owned through such Participants. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Transfers of any Global Security shall be limited to transfers in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in the Global Security may be transferred or exchanged for Definitive Securities in accordance with the rules and procedures of the Depositary. In addition, Definitive Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if (i) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Security and a successor is not appointed by the Issuer within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary to issue Definitive Securities with respect to any Series of Securities or (iii) the Issuer in its discretion at any time determines not to have all of the Securities represented by the Global Securities and notifies the Trustee thereof.

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Definitive Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred and the Issuer and the Guarantors shall execute, and the Trustee shall authenticate and deliver, one or more Definitive Securities of like Series and amount.

(d) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b), the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer and the Guarantors shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Security, an equal aggregate principal amount of Definitive Securities of the same Series in authorized denominations.

(e) The Holder of any Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such Series.

(f) Unless otherwise provided in the Authorizing Resolution or supplemental indenture for a particular Series of Securities, each Global Security of such Series shall bear legends in substantially the following forms:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.”

“UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.”

(g) The provisions of the “Operating Procedures of the Euroclear System” and the “terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions” and “Customer Handbook” of Clearstream, respectively, in effect at the relevant time shall be applicable to transfers of beneficial interests in the Global Securities of such Series that are held by Participants through Euroclear or Clearstream.

Section 2.16 Securities Denominated in Foreign Currencies.

Except as otherwise specified pursuant to Section 2.01 for Securities of any Series, payment of the principal of, premium, if any, and interest on, Securities of such Series denominated in any Foreign Currency will be made in such Foreign Currency.

In the event any Foreign Currency or Currencies in which any payment with respect to any Series of Securities may be made ceases to be a freely convertible Currency on United States Currency markets, for any date thereafter on which payment of principal of, premium, if any, or interest on the Securities of a Series is due, the Issuer shall select the Currency of payment for use on such date, all as provided in the Securities of such Series, in a Board Resolution or in one or more indentures supplemental hereto. In such event, the Issuer shall notify the Trustee (and the Paying Agent, if not the Trustee) of the Currency which it has selected to constitute the funds necessary to meet the Issuer’s obligations on such payment date and of the amount of such Currency to be paid. Such amount shall be determined as provided in the Securities of such Series, in a Board Resolution or in one or more indentures supplemental hereto. The payment with respect to such payment date shall be deposited with the Trustee (or the Paying Agent, if not the Trustee) by the Issuer solely in the Currency so selected.

Section 2.17 Wire Transfers.

Notwithstanding any other provision to the contrary in this Indenture, the Issuer may make any payment required to be deposited with the Trustee or any paying agent on account of principal of, premium, if any, or interest on, the Securities by any method of wire transfer to an account designated in writing by the Trustee or such paying agent such that funds are available no later than 11:00 a.m. (local time at the office of the respective Paying Agent) on the date such payment is to be made to the Holders of the Securities in accordance with the terms hereof. If the Issuer is acting as its own paying agent with respect to Securities of any Series that are represented by one or more Global Securities, the Issuer may make any such payment by wire transfer to an account designated in writing by the Depositary for such Securities.

Section 2.18 Designated Currency.

The Issuer may provide pursuant to Section 2.01 for Securities of any Series that:

(a) the obligation, if any, of the Issuer to pay the principal of, premium, if any, and interest on the Securities of any Series in a Foreign Currency or Dollars (the “Designated Currency”) as may be specified pursuant to Section 2.01(13) is of the essence and agree that, to the fullest extent possible under applicable law, judgments in respect of Securities of such Series shall be given in the Designated Currency;

(b) the obligation of the Issuer to make payments in the Designated Currency of the principal of, premium, if any, and interest on such Securities shall be discharged, notwithstanding any payment in any other Currency (whether pursuant to a judgment or otherwise), only to the extent of the amount in the Designated Currency that the Securityholder receiving such payment, in accordance with normal banking procedures, may purchase with the amount paid in such other Currency after any premium and cost of exchange on the Business Day in the country of issue of the Designated Currency or in the international banking community immediately following the day on which such Securityholder receives such payment;

(c) if the amount in the Designated Currency that may be so purchased for any reason falls short of the amount originally due, the Issuer shall pay such additional amounts as may be necessary to compensate for such shortfall; and

(d) any obligation of the Issuer not discharged by such payment shall be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

ARTICLE THREE

REDEMPTION

Section 3.01 Notices to Trustee.

Securities of a Series that are redeemable prior to maturity shall be redeemable in accordance with their terms and, unless the Authorizing Resolution or supplemental indenture provides otherwise, in accordance with this Article Three.

If the Issuer wants to redeem Securities pursuant to the terms of the Securities, it shall notify the Trustee in writing of the redemption date and the principal amount of Securities to be redeemed. Any such notice may be cancelled at any time prior to notice of such redemption being mailed to Holders. Any such cancelled notice shall be void and of no effect.

The Issuer shall give each notice provided for in this Section 3.01 at least 10 days before the notice of any such redemption is to be mailed to Holders (unless a shorter notice shall be satisfactory to the Trustee).

Section 3.02 Selection of Securities to be Redeemed.

If fewer than all of the Securities of a Series are to be redeemed, the Trustee shall select the Securities to be redeemed in accordance with a method that complies with the requirements, if any, of any stock exchange on which the Securities are listed, and the applicable procedures of the Depositary, if the Securities are held by a Depositary; provided that with respect to any Securities not listed on any stock exchange and/or held by a Depositary, the Trustee will select such Securities by lot or by such other method that the Trustee considers fair and appropriate. The Trustee shall make the selection from Securities outstanding not previously called for redemption and shall promptly notify the Issuer of the serial numbers or other identifying attributes of the Securities so selected. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than the minimum denomination for the Series. Securities and portions of them it selects shall be in amounts equal to a permissible denomination for the Series. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03 Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Issuer shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed (with a copy to the Trustee), except that the notice of redemption may be provided more than 60 days before a redemption date if the notice of redemption is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture or Series of Securities pursuant to Article Eight.

The notice shall identify the Securities to be redeemed and shall state:

(1) the redemption date;

(2) the redemption price or the formula pursuant to which such price will be calculated;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the redemption date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Security;

(4) the name and address of the Paying Agent;

(5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

(6) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

Notice of redemption of Securities to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer shall deliver to the Trustee at least 10 days prior to the date on which notice of redemption is to be mailed or such shorter period as may be satisfactory to the Trustee, an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04 Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price as set forth in the notice of redemption. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, plus accrued and unpaid interest to the redemption date.

Section 3.05 Deposit of Redemption Price.

No later than 11:00 a.m. (local time at the office of the respective Paying Agent) on the redemption date, the Issuer shall deposit with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.

Section 3.06 Securities Redeemed in Part.

Upon surrender of a Security that is redeemed in part, the Issuer and the Guarantors shall execute and the Trustee shall authenticate for each Holder a new Security of the same Series equal in principal amount to the unredeemed portion of the Security surrendered.

ARTICLE FOUR

COVENANTS

Section 4.01 Payment of Securities.

The Issuer shall pay the principal of and interest on a Series on the dates and in the manner provided in the Securities of the Series. An installment of principal or interest shall be considered paid on the date it is due if the Paying Agent holds by 11:00 a.m. (local time at the office of the respective Paying Agent) on that date money designated for and sufficient to pay the installment.

The Issuer shall pay interest on overdue principal at the rate borne by the Series; it shall pay interest on overdue installments of interest at the same rate.

Section 4.02 Maintenance of Office or Agency.

The Issuer shall maintain the office or agency required under Section 2.03. The Issuer shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee.

Section 4.03 Compliance Certificate.

The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate stating whether or not the signers know of any continuing Default by the Issuer in performing any of its obligations under this Indenture. If they do know of such a Default, the certificate shall describe the Default.

The Issuer shall, so long as any Securities are outstanding under this Indenture, deliver to the Trustee written notice of the occurrence of any Default or Event of Default within 30 days after a Senior Officer of the Issuer obtains knowledge of such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto. A “Senior Officer” of the Issuer means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or the General Counsel of the Issuer.

Section 4.04 [Reserved].

Section 4.05 Limitations on Liens.

(a) The Company shall not, and shall not permit any Material Subsidiary to, create, assume or suffer to exist any Lien (a “Triggering Lien”) securing Debt on any Restricted Property, unless all payments of principal and interest on the Securities (and, in the case of Liens on Restricted Property of any Guarantor, under the Guarantee of such Guarantor), together with, if the Company shall determine, any other Debt of an Obligor then existing or thereafter created, are expressly secured equally and ratably with (or prior to) the Debt so secured until such time as such Debt is no longer secured by a Triggering Lien.

(b) Section 4.05(a) shall not apply to any of the following:

(1) Liens existing on the date of this Indenture;

(2) any Lien existing on any asset of any Person at the time such Person becomes (or merges or combines with) a Material Subsidiary and not created in contemplation of such event;

(3) any Lien on any asset (and improvements thereto and proceeds thereof) securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset; provided that such Lien attaches to such asset concurrently with or within one year after the acquisition thereof;

(4) any Lien on any improvements constructed on any property of the Company or any such Material Subsidiary and any theretofore unimproved real property on which such improvements are located securing Debt incurred for the purpose of financing all or any part of the cost of constructing such improvements; provided that such Lien attaches to such improvements within one year after the later of (i) completion of construction of such improvements and (ii) commencement of full operation of such improvements;

(5) any Lien existing on any asset prior to the acquisition thereof by the Company or a Material Subsidiary and not created in contemplation of such acquisition;

(6) Liens on property of the Company or a Material Subsidiary in favor of any Governmental Authority to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Liens;

(7) Liens resulting from judgments that have been stayed or bonded or not exceeding $500,000,000;

(8) Liens on property of any Material Subsidiary in favor of the Company and/or one or more Material Subsidiaries;

(9) any Lien created or subsisting in order to comply with Section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to Section 7e of the German Social Law Act No. 4 (Sozialgesetzbuch IV);

(10) any Lien entered into by the Company or any Material Subsidiary in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom the Company or the relevant Material Subsidiary maintains a banking relationship in the ordinary course of business;

(11) Liens for taxes, assessments or similar governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided that any reserve or other appropriate provision as is required in conformity with applicable accounting principles has been made therefor;

(12) Liens not otherwise permitted by the foregoing clauses of this clause (b) securing Debt in an aggregate principal amount at any time outstanding not to exceed the greater of (x) 15% of Consolidated Net Tangible Assets (measured at the time of incurrence of such Debt) and (y) $7,500,000,000; and

(13) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this clause (b) (other than clause (12) above); provided that such Debt is not increased and is not secured by any additional assets other than improvements thereon and proceeds thereof.

(c) For purposes of determining compliance with this Section 4.05, whether a Lien securing an item of Debt is permitted need not be determined solely by reference to the first paragraph of this covenant or to one of the clauses (1) through (13) of clause (b) above (or portion thereof) but may be permitted in part under any combination thereof.

(d) With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt shall mean any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms or in the form of common equity of the Company, the payment of dividends on preferred shares in the form of additional preferred shares of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of Currencies or increases in the value of property securing Debt described in the definition of “Debt.”

Section 4.06 Waiver of Stay, Extension or Usury Laws.

The Issuer and the Guarantors covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuer or any Guarantor from paying all or any portion of the principal of or interest on the Securities of any Series as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Issuer and each of the Guarantors expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07 Reports by Company to Trustee.

The Company shall deliver to the Trustee, within 15 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or such portions of the foregoing as the SEC may prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. Each Guarantor shall do likewise as to the above items which it is required to file with the SEC pursuant to those Sections of the Exchange Act. Filing on EDGAR or a successor system that is publicly available on the Internet shall be deemed to constitute delivery to the Trustee.

Delivery of any such reports, information, notifications and documents to the Trustee will be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive knowledge or notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely exclusively on certificates of Officers or other authorized signatories of the Company). The Trustee shall not have any liability or responsibility for the filing, posting, timeliness or content of any such report or information.

ARTICLE FIVE

SUCCESSOR CORPORATION

Section 5.01 Merger, Consolidation or Sale of Substantially All Assets.

(a) The Issuer shall not consolidate with or merge or amalgamate into, or transfer all or substantially all of its assets to, any Person, unless (i) the Surviving Person (if not the Issuer) is organized under the laws of a Permitted Jurisdiction and assumes by supplemental indenture all the obligations of the Issuer under this Indenture and the Securities issued under this Indenture; provided that, if such jurisdiction of organization is not the United States, any state thereof or the District of Columbia, such supplemental indenture will also contain provisions substantially similar to those described under the headings “Description of Debt Securities—Payment of Additional Amounts” and “Description of Debt Securities—Redemption Upon Tax Event” in the Registration Statement with such changes thereto as the Issuer deems reasonably necessary or appropriate given the jurisdiction of organization of the Issuer following the transaction; and (ii) immediately after the transaction no Event of Default has occurred and is continuing.

The Surviving Person will be substituted for the Issuer under this Indenture in respect of the Securities issued by the Issuer, and thereafter all obligations of the Issuer under this Indenture and the Securities issued by the Issuer shall terminate.

(b) The Company will not consolidate with or merge or amalgamate into, or transfer all or substantially all of its assets to, any Person, unless (i) the Surviving Person (if not the Company) (x) is organized under the laws of a Permitted Jurisdiction and (y) assumes by supplemental indenture all the obligations of the Company under this Indenture and the Guarantees of the Company of the Securities issued under this Indenture; and (ii) immediately after the transaction no Event of Default has occurred and is continuing.

The Surviving Person will be substituted for the Company under this Indenture and the Guarantees issued by the Company, and thereafter all obligations of the Company under this Indenture and the Guarantees issued by the Company shall terminate.

(c) Each of the Subsidiary Guarantors will not consolidate with or merge or amalgamate into, or transfer all or substantially all of its assets to, any Person, unless the Surviving Person (if not a Guarantor or the Issuer) assumes by supplemental indenture all the obligations of such Subsidiary Guarantor in respect of the Guarantees of Securities (or guarantees thereof) issued under this Indenture.

The Surviving Person will be substituted for such Subsidiary Guarantor in respect of Guarantees issued by such Subsidiary Guarantor, and thereafter all obligations of the Subsidiary Guarantor in respect of Guarantees issued by the Subsidiary Guarantor shall terminate.

In each case under this Section 5.01, the Issuer or the applicable Guarantor shall deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel complying with Section 11.04 and each stating that such consolidation, merger, amalgamation or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of this Indenture.

ARTICLE SIX

DEFAULTS AND REMEDIES

Section 6.01 Events of Default.

An “Event of Default” on a Series occurs if any of the following occurs:

(1) the Issuer defaults in any payment of interest on any Securities of the Series when the same becomes due and payable and the default continues for a period of 30 days;

(2) the Issuer defaults in the payment of the principal of any Securities of the Series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise;

(3) the Company or the Issuer defaults in the performance of any of its other agreements applicable to the Series and the default continues for 90 days after the notice specified below;

(4) the Issuer or any Guarantor with respect to the Securities pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian for it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors; or

(5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Issuer or any Guarantor with respect to such Securities in an involuntary case, (ii) appoints a Custodian for the Issuer or any Guarantor with respect to such Debt Securities for all or substantially all of its respective property, or (iii) orders the liquidation of the Issuer or any Guarantor with respect to such Securities and in each case under this clause (5) the order or decree remains unstayed and in effect for 60 days.

A Default as described in subclause (3) above will not be deemed an Event of Default until the Trustee notifies the Issuer, or the Holders of at least 25 percent in principal amount of the then outstanding Securities of the applicable Series notify the Issuer and the Trustee, in writing of the Default and the Company or the Issuer does not cure the Default within 90 days after receipt of the written notice. The written notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.” If such a Default is cured within such time period, it ceases to exist, without any action by the Trustee or any other Person.

Section 6.02 Acceleration.

If an Event of Default shall have occurred and be continuing under this Indenture, the Trustee by written notice to the Issuer, or the Holders of at least 25 percent in principal amount of the Securities of the applicable Series then outstanding by written notice to the Issuer and the Trustee, may declare all Securities of such Series to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Securities of such Series will be due and payable immediately. In the case of a Security that is issued to Holders at a price less than the stated principal amount, the amount due upon acceleration shall be reduced by the portion of the stated principal amount that is determined to constituted unearned interest.

Holders of a majority in principal amount of the then outstanding Securities of such Series by written notice to the Trustee may rescind an acceleration with respect to such Series and its consequence if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

No such rescission shall extend to or shall affect any subsequent Event of Default, or shall impair any right or power consequent thereon.

Section 6.03 Other Remedies.

If an Event of Default on a Series occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest then due on the Series, to enforce the performance of any provision in the Securities or this Indenture applicable to the Series, or otherwise to protect the rights of the Trustee and Holders of the Series.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent permitted by law, all available remedies are cumulative.

Section 6.04 Waiver of Existing Defaults.

Subject to Section 10.02, the Holders of a majority in principal amount of the outstanding Securities of a Series on behalf of all the Holders of the Series by written notice to the Trustee may waive an existing Default on such Series and its consequences. When a Default is waived, it is cured and stops continuing, and any Event of Default arising therefrom shall be deemed to have been cured; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

The Holders of a majority in principal amount of a Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, with respect to the Series. However, the Trustee will be under no obligation and may refuse to perform any duty or exercise any right or power hereunder at the request of any Holder, unless such Holder has provided to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense if requested by such Trustee. The Trustee may refuse to follow any direction that conflicts with law or this Indenture.

Section 6.06 Limitation on Suits.

A Securityholder of a Series may pursue a remedy with respect to this Indenture or the Series only if:

(1) the Holder gives to the Trustee written notice of a continuing Event of Default on the Series;

(2) the Holders of at least 25 percent in principal amount of the Securities of the applicable Series then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders provide to the Trustee indemnity or security satisfactory to such Trustee against any loss, liability or expense if requested by the Trustee;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity or security; and

(5) during such 60-day period the Holders of at least 25 percent in principal amount of the Securities of the applicable Series then outstanding do not give the Trustee a direction inconsistent with such request.

A Securityholder may not use this Indenture to prejudice the rights of another Holder of Securities of the same Series or to obtain a preference or priority over another Holder of Securities of the same Series.

Section 6.07 Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on any Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee.

If an Event of Default in payment of interest or principal specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer and, subject to Section 9.04, the Guarantors, for the whole amount of principal and interest remaining unpaid.

Section 6.09 Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Issuer, any Guarantor or their respective creditors or property, and unless prohibited by applicable law or regulation, may vote on behalf of the Holders in any election of a Custodian, and shall be entitled and empowered to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same and any Custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee to vote in respect of the claim of any Securityholder except as aforesaid for the election of the Custodian.

Section 6.10 Priorities.

If the Trustee collects any money pursuant to this Article Six with respect to Securities of any Series, it shall pay out the money in the following order:

First: to the Trustee for amounts due under Section 7.07;

Second: to Securityholders of the Series for amounts due and unpaid on the Series for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Series for principal and interest, respectively; and

Third: to the Issuer or the Guarantors as their interests may appear.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having the due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Series.

ARTICLE SEVEN

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing with respect to Securities of any Series, the Trustee shall, prior to the receipt of directions from the Holders of a majority in principal amount of the Securities of the Series, exercise its rights and powers and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b) Except during the continuance of an Event of Default:

(1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee, however, shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture but need not confirm or investigate the accuracy of mathematical calculations or other facts or matters stated therein.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 or any other direction of the Holders permitted hereunder.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

(e) The Trustee is under no obligation and may refuse to perform any duty or exercise any right or power at the request of any Holder, unless such Holder provides to the Trustee indemnity or security satisfactory to it against any loss, liability or expense if requested by the Trustee.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

Section 7.02 Rights of Trustee.

Subject to Section 7.01:

(a) The Trustee may rely and shall be protected in acting or refraining from acting on any document, resolution, certificate, instrument, report, or direction believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document, resolution, certificate, instrument, report, or direction.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05 hereof and containing such other statements as the Trustee reasonably deems necessary to perform its duties hereunder. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate, Opinion of Counsel or any other direction of the Company or the Issuer permitted hereunder.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(e) In no event shall the Trustee be liable for special, indirect, exemplary, incidental, punitive or consequential or other similar loss or damage (including lost profits) under this Indenture.

(f) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(g) The Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(h) Any demand, request, direction or notice from the Issuer or a Guarantor shall be sufficient if signed by an Officer of the Issuer or a Guarantor.

(i) For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Event of Default (other than under Section 6.01(1) or 6.01(2)) unless written notice of any Event of Default is received by a Trust Officer of the Trustee at its address specified in Section 11.02 hereof and such notice references the Securities generally, the Issuer or this Indenture.

Section 7.03 Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer, any Guarantor or any of their respective affiliates with the same rights it would have if it were not Trustee. The Trustee may engage in financial or other transactions with the Issuer, any Guarantor or any of their respective affiliates, including as (i) trustee or fiscal agent with respect to any other debt securities of the Issuer, any Guarantor or any of their respective affiliates and (ii) lender or agent under credit facilities or other financings of the Issuer, any Guarantor or any of their respective affiliates. Any Agent may do the same with like rights. The Trustee, however, must comply with Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or of any prospectus used to sell the Securities of any Series; it shall not be accountable for the Issuer’s use of the proceeds from the Securities; it shall not be accountable for any money paid to the Issuer, or upon the Issuer’s direction, if made under and in accordance with any provision of this Indenture; it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee; and it shall not be responsible for any statement of the Issuer or any Guarantor in this Indenture or in the Securities other than its certificate of authentication.

Section 7.05 Notice of Defaults.

If a Default on a Series occurs and is continuing and if it is actually known to the Trustee through the Trustee’s receipt of a written notice of such Default as provided in Section 7.02(h), the Trustee shall send to each Securityholder of the Series notice of the Default (which shall specify any uncured Default known to it) within 90 days after it occurs. Except in the case of a default in payment of principal of or interest on a Series, the Trustee may withhold the notice if and so long as the Trustee in good faith determine(s) that withholding the notice is in the interests of Holders of the Series. The Trustee shall withhold notice of a default under Section 6.01(3) until at least 90 days after it occurs.

Section 7.06 Reports by Trustee to Holders.

Within 60 days after each May 15 beginning with the May 15 following the date of this Base Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA § 313(a) (but if no event described in TIA § 313(a)(1) through (8) has occurred within the twelve months preceding the reporting date no report in relation thereto need be transmitted). The Trustee also shall comply with TIA § 313(b).

A copy of each report at the time of its mailing to Securityholders shall be delivered to the Issuer and filed by the Trustee with the SEC and each national securities exchange on which the Securities are listed. The Issuer agrees to notify the Trustee of each national securities exchange on which the Securities are listed.

Section 7.07 Compensation and Indemnity.

The Issuer shall pay to the Trustee from time to time reasonable compensation for its services subject to any written agreement between the Trustee and the Issuer. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and expenses of the Trustee’s agents and counsel. The Issuer shall indemnify the Trustee, its officers, directors, employees and agents and hold it harmless against any loss, liability or expense incurred or made by or on behalf of it in connection with the administration of this Indenture or the trust hereunder and its duties hereunder including the costs and expenses of defending itself against or investigating any claim. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. The Issuer need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s, or its officers’, directors’, employees’ or agents’ negligence or bad faith.

Unless otherwise provided in any supplemental indenture or Authorizing Resolution relating to any Series, to ensure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a claim prior to the Securities of all Series on all money or property held or collected by the Trustee, except that held in trust to pay principal of or interest on particular Securities. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01 or in connection with Article Six hereof, the expenses (including the reasonable fees and expenses of its counsel) and the compensation for services in connection therewith are to constitute expenses of administration under any Bankruptcy Law.

Section 7.08 Replacement of Trustee.

The Trustee may resign with respect to Securities of any or all Series by giving a written notice to the Issuer. The Holders of a majority in principal amount of the outstanding Securities (or of the relevant Series) may remove the Trustee by so notifying the removed Trustee and the Issuer in writing. Such resignation or removal shall not take effect until the appointment by the Securityholders of the relevant Series or the Issuer as hereinafter provided of a successor trustee and the acceptance of such appointment by such successor trustee. The Issuer may remove the Trustee and any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee for any or no reason, including if:

(1) the Trustee has or acquires a “conflicting interest” within the meaning of Section 310(b) of the Trust Indenture Act, and fails to comply with the provisions of Section 310(b) of the Trust Indenture Act, or otherwise fails to comply with the eligibility requirements provided in this Indenture and fails to resign after written request therefor by the Issuer in accordance with this Indenture;

(2) the Trustee is adjudged a bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy law;

(3) a Custodian or public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee with respect to the Securities (or Securities of any Series) for any reason, the Issuer shall promptly appoint a successor trustee with respect to the Securities of the relevant Series. If a successor trustee does not take office within 45 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or any Holder may petition any court of competent jurisdiction for the appointment of a successor trustee with respect to the Securities of the relevant Series.

A successor trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee with respect to the Securities of the relevant Series to the successor trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to the Securities of the relevant Series. A successor trustee shall mail notice of its succession to each Securityholder of the relevant Series.

Section 7.09 Successor Trustee by Merger, etc.

If the Trustee consolidates with, merges with or into or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation shall automatically be the successor trustee without any further acts, documentation or filings.

Section 7.10 Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1). The Trustee shall have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b).

Section 7.11 Preferential Collection of Claims Against Issuer.

The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE EIGHT

DISCHARGE OF INDENTURE

Section 8.01 Defeasance upon Deposit of Acceptable Funds.

(a) The Issuer may, at its option and at any time, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities of any Series upon compliance with the applicable conditions set forth in paragraph (d).

(b) Upon the Issuer’s exercise under paragraph (a) of the option applicable to this paragraph (b) with respect to any Series, the Issuer and the Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Securities of the Series on the date the applicable conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of a Series, which shall thereafter be deemed to be “outstanding” only for the purposes of the Sections and matters under this Indenture referred to in clauses (i) and (ii) below, and the Issuer and the Guarantors shall be deemed to have satisfied all their other obligations under such Securities and this Indenture insofar as such Securities are concerned, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of a Series to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of and interest on such Securities when such payments are due and (ii) obligations listed in Section 8.02, subject to compliance with this Section 8.01. The Issuer may exercise its option under this paragraph (b) with respect to a Series notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities of the Series.

(c) Upon the Issuer’s exercise under paragraph (a) of the option applicable to this paragraph (c) with respect to a Series, the Issuer and the Guarantors shall be released and discharged from the obligations under any covenant contained in Article Five and Sections 4.05, 4.07 and any other covenant contained in or referenced in the Authorizing Resolution or supplemental indenture relating to such Series (to the extent such release and discharge shall not be prohibited thereby), on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such Series shall thereafter be deemed to be not “outstanding” for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of a Series, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

(d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities of the applicable Series:

(1) The Issuer shall have irrevocably deposited in trust with the Trustee (or another qualifying trustee), pursuant to an irrevocable trust and security agreement in form and substance reasonably satisfactory to the Trustee, Acceptable Funds in such amounts and at such times as are sufficient to pay the principal of and interest on the outstanding Securities of such Series to maturity or redemption; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Issuer instructing the Trustee (or other qualifying trustee) to apply such Acceptable Funds or the proceeds thereof to said payments with respect to the Securities of such Series to maturity or redemption;

(2) No Default or Event of Default (other than a Default or Event of Default resulting from non-compliance with any covenant from which the Issuer and the Guarantors are released upon effectiveness of such Legal Defeasance or Covenant Defeasance pursuant to paragraph (b) or (c) hereof, as applicable) shall have occurred and be continuing on the date of such deposit or result therefrom;

(3) Such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument or agreement to which the Issuer or any of any of the Guarantors is a party or by which it or any of their property is bound;

(4) (i) In the event the Issuer elects paragraph (b) hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date pertaining to such Series, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, or (ii) in the event the Issuer elects paragraph (c) hereof, the Issuer shall deliver to the Trustee an Opinion of Counsel in the United States, in form and substance reasonably satisfactory to the Trustee, to the effect that, in the case of clauses (i) and (ii), and subject to customary assumptions and exclusions, Holders of the Securities of such Series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and the defeasance contemplated hereby and will be subject to U.S. federal income tax in the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

(5) The Issuer shall have delivered to the Trustee an Officers’ Certificate, stating that the deposit under clause (1) was not made by the Issuer with the intent of preferring the Holders of the Securities of such Series over any other creditors of the Issuer or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Issuer or any Guarantor or others;

(6) The Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the 123rd day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable Bankruptcy Law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision; and

(7) The Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this Section 8.01 have been complied with.

In the event all or any portion of the Securities of a Series are to be redeemed through such irrevocable trust, the Issuer must make arrangements satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Issuer.

(e) In addition to the Issuer’s rights above under this Section 8.01, the Issuer may terminate all of its obligations under this Indenture with respect to a Series, and the obligations of the Guarantors shall terminate with respect to such Series (subject to Section 8.02), when:

(1) (i) All Securities of such Series theretofore authenticated and delivered have been delivered to the Trustee for cancellation or (ii) all such Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(2) The Issuer has irrevocably deposited or caused to be deposited with the Trustee (or another qualifying trustee) as trust funds in trust solely for that purpose Acceptable Funds an amount sufficient to pay all of the principal of and interest on and any premium on all of the Securities of such Series not theretofore delivered to the Trustee for cancellation, to the date of such deposit (in the case of Securities that have become due and payable) or to the maturity or redemption date, as the case may be;

(3) The Issuer has paid or caused to be paid all other sums payable with respect to such Securities (or hereunder in the case of a discharge of this Indenture) by the Issuer;

(4) The Issuer has delivered irrevocable instructions to the Trustee (or such other qualifying trustee), to apply the deposited money toward the payment of the Securities of such Series at maturity or redemption, as the case may be; and

(5) The Issuer has delivered to the Trustee an Officers’ Certificate and (in the case of a discharge of this Indenture prior to the stated maturity of all Securities issued hereunder) an Opinion of Counsel, stating that all conditions precedent specified in this Section 8.01(e) relating to the satisfaction and discharge of this Indenture have been complied with.

Section 8.02 Survival of the Issuer’s Obligations.

Notwithstanding the satisfaction and discharge of this Indenture under Section 8.01, the Issuer’s obligations in Sections 2.03 through 2.07, 3.02, 4.01, 7.07, 7.08, 8.04 and 8.05, however, shall survive until the Securities of an applicable Series are no longer outstanding. Thereafter, the Issuer’s obligations in Sections 7.07, 8.04 and 8.05 shall survive (as they relate to such Series).

Section 8.03 Application of Trust Money.

The Trustee shall hold in trust Acceptable Funds deposited with it pursuant to Section 8.01. It shall apply the deposited money from Acceptable Funds in accordance with this Indenture to the payment of principal of and interest on the Securities of the defeased Series.

Section 8.04 Repayment to the Issuer.

The Trustee and the Paying Agent shall promptly pay to the Issuer upon request any excess money or securities held by them at any time. Subject to applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once in a newspaper of general circulation in the City of New York or mail to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Issuer. After payment to the Issuer, Securityholders entitled to the money must look to the Issuer or any Guarantor for payment as general creditors unless applicable abandoned property law designates another person and all liability of the Trustee or such Paying Agent with respect to such money shall cease.

Section 8.05 Reinstatement.

If the Trustee is unable to apply any money or Acceptable Funds in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture and the Securities relating to the Series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee is permitted to apply all such money or Acceptable Funds in accordance with Section 8.01; provided, however, that (a) if the Issuer or any Guarantor has made any payment of interest on or principal of any Securities of the Series because of the reinstatement of its obligations hereunder, the Issuer or Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Acceptable Funds held by the Trustee and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee shall return all such money or Acceptable Funds to the Issuer promptly after receiving a written request therefor at any time, if such reinstatement of the Issuer’s or Guarantor’s obligations has occurred and continues to be in effect.

ARTICLE NINE

GUARANTEES

Section 9.01 Unconditional Guarantees.

Subject to any other provisions set forth in the Authorizing Resolution or supplemental indenture relating to a particular Series, the Company unconditionally guarantees (such guarantee to be referred to herein as the “Company Guarantee”) to each Holder of Securities of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Securities of such Series will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest of the Securities of such Series and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder, except obligations to pay principal of and interest on any other Series not so guaranteed, will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Securities of such Series or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section 9.04. Subject to any other provisions set forth in the Authorizing Resolution or supplemental indenture relating to a particular Series, each Subsidiary Guarantor unconditionally, jointly and severally, guarantees (each such guarantee to be referred to herein as the “Subsidiary Guarantee” and, together with the Company Guarantee, the “Guarantees”) to each Holder of Securities of such Series authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (a) all amounts due and payable from time to time on the Company Guarantee of such Series will be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, to the Holders or the Trustee hereunder or thereunder, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities of such Series or of any other obligations under the Company Guarantee of such Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 9.04. Each Guarantor agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities of such Series or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities of such Series with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer (and, in the case of a Subsidiary Guarantee, the Company), any right to require a proceeding first against the Issuer (and, in the case of a Subsidiary Guarantee, the Company), protest, notice and all demands whatsoever and covenants that, subject to Section 9.03, this Guarantee will not be discharged except by complete performance of the obligations contained in the Securities of the applicable Series, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by the Issuer or any Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

Section 9.02 Severability.

In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.03 Release of a Guarantor.

(a) Notwithstanding anything in this Indenture to the contrary, each Guarantee will be released from all of its obligations under its Guarantee upon legal defeasance or covenant defeasance of such Series of Securities or upon satisfaction and discharge of such Series of Securities or this Indenture in each case in accordance with Section 8.01.

(b) The German Guarantor will be automatically released from all of its obligations under its Guarantees provided under this Indenture and any Series of Securities if and when (i) (x) it has been, is or will be, substantially concurrently released from all of its guarantee obligations (including guarantees of guarantees) with respect to Funded Debt of the Company and the Issuer and (y) the aggregate outstanding principal amount of Funded Debt of Linde Finance is not greater than $100,000,000 or (ii) the German Guarantor is no longer a subsidiary of the Company.

Nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale, lease, conveyance or other disposition of all or substantially assets of a Guarantor to the Issuer or another Guarantor. Upon any such consolidation, merger, or disposition, the Guarantee given by such Guarantor shall no longer have any force or effect.

The Trustee shall deliver an appropriate instrument evidencing any such release upon receipt of a request by the Issuer accompanied by an Officers’ Certificate and Opinion of Counsel certifying as to the compliance with this Section 9.03.

Any Guarantor not released in accordance with this Section 9.03 remains liable for the full amount of principal of and interest on the Securities as provided in this Article Nine, except as provided in Article Eight.

Section 9.04 Limitation of a Guarantor’s Liability.

Each Guarantor and by its acceptance hereof each Holder confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 9.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

The German Guarantor may refuse to make any payments under its Guarantee to the extent any such payment would result in a violation of Sections 30 et seq. or Section 43 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (or a successor provision of such law or comparable provision under any successor law) or would otherwise lead to personal liability of its managing directors (Geschäftsführer).

The German Guarantor will use all commercially reasonable efforts to maximize the amount payable under its Guarantee to the extent permitted by applicable German law.

Section 9.05 Contribution.

In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a “Funding Guarantor”) under the Guarantee, such Funding Guarantor shall be entitled to a contribution from all other Guarantors in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to any Securities or any other Guarantor’s obligations with respect to its Guarantee. “Adjusted Net Assets” of such Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Guarantor in respect of the obligations of its Guarantee), but excluding liabilities under the Guarantee, of such Guarantor at such date and (y) the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any other Subsidiary of the Company in respect of the obligations of such Guarantor under its Guarantee), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

Section 9.06 Waiver of Subrogation.

Until all guaranteed obligations under this Indenture and with respect to all Securities of an applicable Series are paid in full, each Guarantor irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under the Guarantee and this Indenture, including any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities of the applicable Series against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities of the applicable Series shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities of the applicable Series, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities of the applicable Series, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 9.06 is knowingly made in contemplation of such benefits.

Section 9.07 Execution of Guarantee.

To evidence their guarantee to the Holders set forth in this Article Nine with respect to any Series, the Guarantors shall execute the Guarantee in substantially the form included in Exhibit B or in any such other form set forth in the Authorizing Resolution or supplemental indenture pertaining to the applicable Series, which shall be endorsed on each Security ordered to be authenticated and delivered by the Trustee. Each Guarantor agrees that its Guarantee set forth in this Article Nine shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee. Each such Guarantee shall be signed on behalf of each Guarantor by one Officer (who shall, in each case, have been duly authorized by all requisite corporate or other actions) shall attest to such Guarantee prior to the authentication of the Security on which it is endorsed, and the delivery of such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of such Guarantee on behalf of such Guarantor. Such signature upon the Guarantee may be by manual, electronic or facsimile signature of such officer and may be imprinted or otherwise reproduced on the Guarantee, and in case any such officer who shall have signed the Guarantee shall cease to be such officer before the Security on which such Guarantee is endorsed shall have been authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed the Guarantee had not ceased to be such officer of the Guarantor.

ARTICLE TEN

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.01 Without Consent of Holders.

The Issuer, the Guarantors and the Trustee of any Series of Securities may amend or supplement this Indenture (as it relates to such Series of Securities) or the Securities of a Series without notice to or consent of any Securityholder of such Series:

(1) to cure any ambiguity, omission, defect or inconsistency;

(2) to comply with Article Five;

(3) to provide that specific provisions of this Indenture shall not apply to a Series not previously issued;

(4) to create a Series and establish its terms;

(5) to provide for a separate or successor Trustee for one or more Series;

(6) to conform this Indenture or the Securities of a Series to the “Description of Debt Securities” section in the Registration Statement or similarly titled section in the prospectus supplement pursuant to which such Securities are offered; or

(7) to make any other change that does not materially adversely affect the rights of Securityholders.

Section 10.02 With Consent of Holders.

The Issuer, the Guarantors and the Trustee of any Series of Securities may amend or supplement this Indenture (as it relates to such Series of Securities) or the Securities of a Series with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series) voting as one class. The Holders of a majority in principal amount of the outstanding Securities of any Series may waive compliance by the Issuer with any provision of the Securities of such Series or of this Indenture relating to such Series (including any waiver granted in connection with a purchase of, or tender offer or exchange offer for, Securities of such Series). Without the consent of each Holder of a Security affected thereby, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

(1) reduce the amount of Securities of the relevant Series whose Holders must consent to an amendment or waiver;

(2) reduce the rate of or change the time for payment of interest on any Security;

(3) change the fixed maturity of any Security;

(4) reduce the principal of any Security;

(5) change the Currency in which principal or interest on a Security is payable;

(6) make any change in Sections 6.04, 6.07 or this Section 10.02; or

(7) waive any default in payment of interest on or principal of a Security.

An amendment of a provision included solely for the benefit of one or more Series does not affect the interests of Securityholders of any other Series.

It shall not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed supplement, but it shall be sufficient if such consent approves the substance thereof.

Section 10.03 Compliance with Trust Indenture Act.

Every amendment to or supplement of this Indenture or any Securities shall comply with the TIA as then in effect.

Section 10.04 Revocation and Effect of Consents.

A consent to an amendment, supplement or waiver by a Holder shall bind the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. Unless otherwise provided in the consent or the consent solicitation statement or other document describing the terms of the consent, any Holder or subsequent Holder may revoke the consent as to its Security or portion of a Security. Any revocation of a consent by the Holder of a Security or any such subsequent Holder shall be effective only if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite number of consents have been received.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders of Securities of any Series entitled to consent to any amendment, supplement or waiver. If a record date is fixed, and if Holders otherwise have a right to revoke their consent under the consent or the consent solicitation statement or other document describing the terms of the consent, then notwithstanding the second to last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

An amendment, supplement or waiver with respect to a Series becomes effective upon the (i) receipt by the Issuer or the Trustee of the requisite consents, (ii) satisfaction of any conditions to effectiveness as set forth in this Indenture or any indenture supplemental hereto containing such amendment, supplement or waiver and (iii) execution of such amendment, supplement or waiver (or the related supplemental indenture) by the Issuer and the Trustee. After an amendment, supplement or waiver with respect to a Series becomes effective, it shall bind every Holder of such Series, unless it makes a change described in any of clauses (1) through (7) of Section 10.02, in which case, the amendment, supplement or waiver shall bind a Holder of a Security who is affected thereby only if it has consented to such amendment, supplement or waiver and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security; provided that no such waiver shall impair or affect the right of any Holder to receive payment of principal of and interest on a Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 10.05 Notation on or Exchange of Securities.

If an amendment, supplement or waiver changes the terms of a Security, the Issuer may require the Holder of the Security to deliver it to the Trustee, at which time the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms.

Section 10.06 Trustee to Sign Amendments, etc.

Subject to Section 7.02(b), the Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Ten if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that such amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Issuer and any Guarantors in accordance with its terms. For the avoidance of doubt, (i) if a Trustee is being replaced in accordance with Section 7.08, the Trustee being replaced shall not sign any amendment or supplement to this Indenture and (ii) if a separate Trustee is being (or has been) appointed with respect to a Series of Securities, no other Trustee shall sign any amendment or supplement to this Indenture so long as such amendment or supplement does not affect the rights, duties, liabilities or immunities of such other Trustee(s).

Section 10.07 Notice of Supplemental Indenture.

Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to Section 10.02, the Issuer shall transmit to the Holders of outstanding Securities of any Series affected thereby a notice setting forth in general terms the substance of such supplemental indenture; provided that a filing of the supplemental indenture or a description thereof in a filing by the Issuer with the SEC pursuant to EDGAR or successor system shall satisfy this requirement. Failure to send such notice will not impair the validity of such supplemental indenture.

ARTICLE ELEVEN

MISCELLANEOUS

Section 11.01 Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02 Notices.

Any order, consent, notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, or by Electronic Means, addressed as follows:

if to the Issuer or to any Guarantor:

Linde Inc.

[10 Riverview Drive

Danbury, Connecticut

Attention: Corporate Secretary

Email address: [    ]]

if to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Attention: Corporate Trust Administration

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

Any Electronic Notice received by any party after 5:00 p.m., New York time, as evidenced by the time shown on such transmission, shall be deemed to have been received the following Business Day. The Trustee shall have the right to accept and act upon instructions given pursuant to this Indenture delivered using Electronic Means; provided, however, that the Issuer shall provide to the Trustee an incumbency certificate listing officers with the authority to provide such instructions (the “Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Issuer, whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee instructions using Electronic Means and the Trustee elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Issuer understands and agrees that the Trustee cannot determine the identity of the actual sender of such instructions and that the Trustee shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Issuer shall be responsible for ensuring that only Authorized Officers transmit such instructions to the Trustee and that the Issuer and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Issuer. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Issuer agrees: (i) to assume all risks arising out of the use of Electronic Means to submit instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting instructions to the Trustee and that there may be more secure methods of transmitting instructions than the method(s) selected by the Issuer; (iii) that the security procedures (if any) to be followed in connection with its transmission of instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. Documents delivered to the Trustee by the Issuer may be signed by digital signature by means of DocuSign or other digital signature provider specified in writing by the Issuer to the Trustee.

Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Issuer mails notice or communications to the Securityholders, it shall mail a copy to the Trustee at the same time.

Section 11.03 Communications by Holders with Other Holders.

Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.04 Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants, compliance with which constitutes a condition precedent, if any, provided for in this Indenture relating to the proposed action or inaction, have been complied with and that any such section does not conflict with the terms of this Indenture.

Section 11.05 Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(1) a statement that the person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.06 Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar or Paying Agent may make reasonable rules for its functions.

Section 11.07 Business Days.

A “Business Day” is any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in Guildford, United Kingdom and New York, New York are not required to be open. If the maturity date of any Security falls on a day that is not a Business Day, the related payment of principal and interest will be made on the next Business Day as if it were made on the date such payment was due, and no interest will accrue on the amounts so payable for the intervening period. If a payment date (including any date set by the Issuer as the date for redemption of a Security) is not a Business Day, payment may be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the intervening period. If this Indenture provides for a time period that ends or requires performance of any non-payment obligation by a day that is not a Business Day, then such time period shall instead be deemed to end on, and such obligation shall instead be performed by, the next succeeding Business Day.

Section 11.08 Waiver of Jury Trial.

The Issuer, the Guarantors and the Trustee, and each Holder of a Security by its acceptance thereof, will irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, such Security or any transaction contemplated hereby.

Section 11.09 No Personal Liability.

No director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities (other than the Issuer or a Guarantor in its capacity as such) shall have any liability for any obligations of the Issuer or a Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security will waive and release all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under U.S. federal securities laws.

Section 11.10 Governing Law.

The laws of the State of New York shall govern this Indenture, the Securities of each Series and the Guarantees.

Section 11.11 No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12 Successors and Assigns.

All covenants and agreements of the Issuer and the Guarantors in this Indenture and the Securities shall bind their respective successors and assigns. All agreements of the Trustee in this Indenture shall bind its successors and assigns.

Section 11.13 Duplicate Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.14 Severability.

In case any one or more of the provisions contained in this Indenture or in the Securities of a Series shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Indenture or of the Securities of such Series.

[Signature Pages Follow]

SIGNATURES

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed, all as of the date first above written.

LINDE INC.

By:
Name:
Title:

Signature Page to the Indenture

LINDE PLC, as Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

[Form of Security]

[THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.]

No. _____	CUSIP/ISIN/Common Code No.: _______

[Title of Security]

LINDE INC.,

a Delaware corporation

promises to pay to ____________________ or registered assigns the principal sum of ____________________ [Dollars][Euros]1 on ____________________.

Interest Payment Dates: _______________ and _______________.

Record Dates: _______________ and _______________.

Dated: __________

This Security shall not be valid until an authorized signatory of the Trustee manually or electronically signs the certificate of authentication on this Security.

LINDE INC.

By:
Name:
Title:

Authenticated:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee, certifies that this is one of the Securities referred to in the within mentioned Indenture.

By:
Authorized Signatory

[1]	Or other currency. Insert corresponding provisions on reverse side of Security in respect of foreign currency denomination or interest payment requirement.

LINDE INC.

[Title of Security]

LINDE INC., a Delaware corporation (together with its successors and assigns, the “Issuer”), issued this Security under an Indenture dated as of __________ (as amended, modified or supplemented from time to time in accordance therewith, the “Indenture”), by and among the Issuer, Linde plc, a public limited company incorporated under the laws of Ireland (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”), to which reference is hereby made for a statement of the respective rights, obligations, duties and immunities thereunder of the Issuer, the Trustee and the Holders and of the terms upon which the Securities are, and are to be, authorized and delivered. All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them therein.

1. Interest.

The Issuer promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Issuer will pay interest [semiannually on __________ and __________] of each year, commencing __________, until the principal is paid or made available for payment. Interest on the Securities will accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid, from __________, provided that, if there is no existing default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, interest shall accrue from such interest payment date. Interest on the Securities [shall be computed on the basis of a 360-day year composed of twelve 30-day months]2[shall be calculated based on the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid, to but excluding the next scheduled interest payment date (ACTUAL/ACTUAL (ICMA))].3

2. [Reserved].

3. Method of Payment.

The Issuer will pay interest on the Securities (except defaulted interest, if any, which will be paid on such special payment date to Holders of record on such special record date as may be fixed by the Issuer) to the persons who are registered Holders of Securities at the close of business on the [Insert record dates] immediately preceding the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in [Insert applicable currency of the Securities] that at the time of payment is legal tender for payment of public and private debts.

4. Paying Agent and Registrar.

Initially, the Trustee will act as Paying Agent and Registrar. The Issuer may change or appoint any Paying Agent, Registrar or co-Registrar without notice. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Registrar or co-Registrar.

[2]	Include for Securities denominated in Dollars.
[3]	Include for Securities denominated in Euros.

5. Optional Redemption.4

[Insert provisions relating to redemption at the option of the Issuer.]

Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than [$2,000]5 [€100,000]6 may be redeemed in part. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption, provided that if the Issuer shall default in the payment of such Securities at the redemption price together with accrued interest, interest shall continue to accrue at the rate borne by the Securities.

6. [Reserved].

7. Denominations, Transfer, Exchange.

The Securities are in registered form only without coupons in denominations of [$2,000 and integral multiples of $1,000]7 [€100,000 and whole multiples of €1,000]8 in excess thereof. A Holder may transfer or exchange Securities by presentation of such Securities to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Security selected for redemption or purchase, except the unredeemed or unpurchased part thereof if the Security is redeemed or purchased in part, or transfer or exchange any Securities for a period of 15 days before a selection of Securities to be redeemed or purchased.

8. Persons Deemed Owners.

The registered Holder of this Security shall be treated as the owner of it for all purposes.

9. Unclaimed Money.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors.

[4]	Include, if applicable.
[5]	Include for Securities denominated in Dollars.
[6]	Include for Securities denominated in Euro.
[7]	Include for Securities denominated in Dollars.
[8]	Include for Securities denominated in Euro.

10. Amendment, Supplement, Waiver.

Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the outstanding Securities of each Series affected by the amendment and any past default or compliance with any provision relating to any Series of the Securities may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the outstanding Securities of such Series.9 Without the consent of any Securityholder, the Issuer and the Trustee may amend or supplement the Indenture or the Securities in certain respects as specified in the Indenture.

11. Successor.

When a successor assumes all the obligations of its predecessor under a Series of the Securities and the Indenture, the predecessor will be released from those obligations.

12. Trustee Dealings with Issuer.

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its affiliates, and may otherwise deal with the Issuer or its affiliates, as if it were not Trustee, including owning or pledging the Securities.

13. No Recourse Against Others.

No director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities (other than the Issuer or a Guarantor in its capacity as such) shall have any liability for any obligations of the Issuer or a Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security will waive and release all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under U.S. federal securities laws

14. Discharge of Indenture.

The Indenture contains certain provisions pertaining to defeasance and discharge, which provisions shall for all purposes have the same effect as if set forth herein.

15. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors Act).

16. GOVERNING LAW.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[9]	If different terms apply, insert a brief summary thereof.

17. [CUSIP, ISIN and/or Common Code] Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused [CUSIP, ISIN and/or Common Code] numbers to be printed on the Securities and has directed the Trustee to use [CUSIP, ISIN and/or Common Code] numbers in notices of repurchase as a convenience to Holders. No representation is made by the Issuer or the Trustee as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of repurchase and reliance may be placed only on the other identification numbers placed thereon.

18. Copies.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and the applicable Authorizing Resolution or supplemental indenture. Requests may be made to: Linde Inc., [10 Riverview Drive, Danbury, Connecticut, Attention: Corporate Secretary].

ASSIGNMENT FORM

If you the Holder want to assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s social security or tax ID number)

(Print or type assignee’s name, address, and zip code)
and irrevocably appoint

agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date: __________

Your signature:	(Sign exactly as your name appears on the other side of this Security)
Signature Guarantee:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

EXHIBIT B

[Form of Notation of Guarantee]

GUARANTEE

LINDE PLC, a public limited company incorporated under the laws of Ireland (with registration number 606357) (the “Company”), has unconditionally guaranteed (the “Company Guarantee”) (i) the due and punctual payment of the principal of and interest on this Security, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, on this Security, to the extent lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture and (ii) in case of any extension of time of payment or renewal of this Security or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Each of the undersigned other than the Company (the “Subsidiary Guarantors” and, together with the Company, the “Guarantors”) hereby unconditionally, jointly and severally, guarantees (each such guarantee to be referred to herein as the “Subsidiary Guarantee” and, together with the Company Guarantee, the “Guarantees”) (a) the due and punctual payment by the Company of all amounts due and payable from time to time on the Company Guarantee of this Security to the Holders or the Trustee all in accordance with the terms set forth in Article Nine of the Indenture; and (b) in case of any extension of time of payment or renewal of this Security or of any other obligations under the Company Guarantee of this Security, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

[The German Guarantor may refuse to make any payments under its Guarantee to the extent any such payment would result in a violation of Sections 30 et seq. or Section 43 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung) (or a successor provision of such law or comparable provision under any successor law) or would otherwise lead to personal liability of its managing directors (Geschäftsführer).

The German Guarantor will use all commercially reasonable efforts to maximize the amount payable under its Guarantee to the extent permitted by applicable German law.]

No director, officer, employee, incorporator, member, partner or stockholder of the Issuer or any Guarantor or any of their parent companies or entities (other than the Issuer or a Guarantor in its capacity as such) shall have any liability for any obligations of the Issuer or a Guarantor under the Securities, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Security will waive and release all such liability. The waiver and release are part of the consideration for issuance of the Securities. Such waiver may not be effective to waive liabilities under U.S. federal securities laws.

Each Holder of this Security by accepting this Security agrees that any Guarantor named below shall have no further liability with respect to its Guarantee if such Guarantor otherwise ceases to be liable in respect of its Guarantee in accordance with the terms of the Indenture.

THE GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

B-1

The Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Securities upon which the Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual or electronic signature of one of its authorized officers.

[LIST OF GUARANTORS]

By:
Name:
Title:

B-2